UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on May 27, 2015 at which a quorum of 74.35% of Class A Stockholders and 100% of Class B Stockholders was present and acting throughout. The proposals submitted by the Board of Directors to a vote of stockholders, and the results of the voting on each proposal, are indicated below.

Item 1. The Class A Stockholders elected the following Class A Directors for a term of one (1) year and until their successors are duly elected and qualified:

Class A Director Name	Shares Voted For	Shares Withheld

David A. Burwick	7,151,217	94,794
Pearson C. Cummin III	7,106,999	139,012
Jean-Michel Valette	7,098,964	147,047

There were no broker non-votes in connection with the election of the Class A Directors.

Item 2. The Class A Stockholders approved, on an advisory basis, the 2014 compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders. The results of the advisory vote are set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

7,187,986	38,516	19,509	0

Item 3. The sole Class B Stockholder elected the following Class B Directors for a term of one (1) year and until their successors are duly elected and qualified:

Class B Director Name	Shares Voted For	Shares Withheld

Cynthia A. Fisher	3,617,355	0
C. James Koch	3,617,355	0
Jay Margolis	3,617,355	0
Martin F. Roper	3,617,355	0
Gregg A. Tanner	3,617,355	0

There were no broker non-votes in connection with the election of the Class B Directors.

Item 4. The sole Class B Stockholder ratified the appointment of Deloitte Touche Tohmatsu Limited as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 26, 2015.

No other matters came before the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: May 29, 2015	/s/ Martin F. Roper
Martin F. Roper
President and CEO
(Signature)*

*Print name and title of the signing officer under his or her signature.

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